Exhiit 10.4

INVESTOR REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 31, 2012, by and among ENSERVCO CORPORATION, a Delaware corporation (the “Company”), and the undersigned investors listed on Schedule I attached hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS:

A. In connection with the Subscription Agreement by and among the parties hereto of even date herewith (the “Subscription Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreement, to issue and sell to the Investors Units, each Unit consisting of 1,000 shares of the Company’s common stock, $0.005 par value per share (the “Common Stock”) and a warrant to purchase 500 shares of Common Stock pursuant to the terms of the Subscription Agreement. Capitalized terms not defined herein shall have the meaning ascribed to them in the Subscription Agreement.

B. To induce the Investors to execute and deliver the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.                  DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(a)                “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(b)               “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the “SEC”).

(c)                “Registrable Securities” means the shares of Common Stock issuable to the Investors included within the Units or issuable upon exercise of the warrants included therein (but not the warrants themselves), or any shares of Common Stock issuable upon such shares in connection with a stock dividend, exchange or similar transaction. When used herein, “Registrable Securities” also includes the other shares of Common Stock described on Schedule I.

(d)               “Registration Statement” means a registration statement, including but not limited to the Initial Registration Statement, any amendment to the Initial Registration Statement or any other Registration Statement under the Securities Act which covers the Registrable Securities.

2.                  REGISTRATION.

(a)                Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than thirty (30) calendar days following the date that the Company files its Form 10-K for the year ended December 31, 2012, but in no event later than April 30, 2013 (the “Scheduled Filing Deadline”), with the SEC a registration statement on Form S-1 under the Securities Act (the “Initial Registration Statement”) for the resale of the Registrable Securities in compliance with the limitations set forth in Rule 415(a)(2) and the other provisions of Rule 415. The Company shall cause the Registration Statement to remain effective until the earlier of all of the Registrable Securities have been sold or two years from the Scheduled Effective Deadline. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a copy of the Initial Registration Statement to the Investors for their review and comment. Prior to the filing of the Registration Statement the Investors shall furnish to the Company a completed and executed Selling Shareholder Notice and Questionnaire and Plan of Distribution in the form reasonably requested by the Company and in form to be included in the Registration Statement where applicable. The Investors shall furnish comments on the Initial Registration Statement to the Company within twenty-four (24) hours of the receipt thereof from the Company, and the Company shall cooperate in good faith to include any such comments.

(b)               Effectiveness of the Initial Registration Statement. The Company shall use its commercially reasonable efforts to have the Initial Registration Statement and any amendment thereto declared effective by the SEC no later than one hundred fifty (150) calendar days from the Scheduled Filing Date (the “Scheduled Effective Deadline”) and to ensure that the Registration Statement (as declared effective) remains in effect until the earlier of all of the Registrable Securities have been sold or two years from the Scheduled Effective Deadline; provided, however, that notwithstanding anything to the contrary in this Agreement, the holders of more than 51% of the Registrable Securities shall have the right to at any time waive any portion of such mandatory effectiveness period, in which event the Company shall have the right to discontinue its maintenance of the effectiveness of the registration statement in accordance with the terms of such waiver.

(c)                Failure to File, Obtain or Maintain Effectiveness of the Registration Statement. If the Registration Statement is not filed by the Scheduled Filing Deadline, is not declared effective by the SEC on or before the Scheduled Effective Deadline, or otherwise does not remain effective until the earlier of all of the Registrable Securities have been sold or two years from the Scheduled Effective Deadline:

(i)                 Then as partial relief for the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages (the “Liquidated Damages”) to the holder, at the Holder’s option, either: (A) a cash amount or (B) shares of the Company’s Common Stock at the current ten-day VWAP ending two days before payment is made, in either case equal to one percent (1.0%) per month (prorated for any partial months), for the period(s) of time that the Company fails to so file, obtain effectiveness or remain effective, of the original purchase price of the Registrable Securities included or intended to be included within the Registration Statement, provided that the aggregate amount of Liquidated Damages shall not exceed eight percent (8%) of the original purchase price of such Registrable Securities.

(ii)               Such payment will be made within three (3) business days, after demand therefor as Liquidated Damages. In the event of any failure to so pay such amounts, interest will accrue on any unpaid portion of the Liquidated Damages at an annualized rate of 6%.

(d)               Liquidated Damages. The Company and the Investor hereto acknowledge and agree that the sums payable under subsection 2(c) above shall constitute liquidated damages and not penalties and are in addition to all other rights of the Investor, including the right to call a default. The parties further acknowledge that

(i)                 The amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate,

(ii)               The amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement,

(iii)             One of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and

(iv)             The Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm’s length.

3.                  RELATED OBLIGATIONS.

(a)                If eligible for the use of Form S-3, the Company shall (after demand by the holders of more than 51% of the Registrable Securities) file and use its commercially reasonable efforts to keep the Registration Statement (if on Form S-3) effective pursuant to Rule 415 at all times until the date on which the Investor shall have sold all the Registrable Securities covered by such Registration Statement or two years from the Scheduled Effective Deadline (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b)               The Company shall use its commercially reasonable efforts to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company’s filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC not later than the next business day following the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(c)                The Company shall ensure that the Registration Statement and the final prospectus included therein are available to the holders of Registrable Securities on the EDGAR website maintained by the Securities and Exchange Commission. The Company shall provide the Investors such other documents as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(d)               The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (v) make any change to its certificate of incorporation or by-laws, (w) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (x) subject such filing to any form of merit review in such blue sky jurisdiction, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(e)                As promptly as practicable after becoming aware of such event or development, the Company shall notify each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and ensure that such supplement or amendment is filed with the Securities and Exchange Commission pursuant to Rule 424(b) to each Investor. The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(f)                The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g)               The Company shall make available for inspection by (i) any Investor and (ii) one (1) firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”) and subject to the Company’s normal confidentiality requirements, all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree, and each Investor hereby agrees, to hold in strict confidence and shall not make any disclosure (except to an Investor) or use any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector and the Investor has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

(h)               The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i)                 The Company shall use its commercially reasonable efforts either to cause all the Registrable Securities covered by a Registration Statement (i) to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) the inclusion for quotation on the OTC Bulletin Board for such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

(j)                 The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

(k)               Certificates evidencing Registrable Securities shall not contain any legend: (i) following a sale or transfer of such Registrable Securities pursuant to an effective registration statement, or (ii) following a sale or transfer of such Registrable Securities pursuant to Rule 144. Upon the occurrence of any such event described in the foregoing sentence (and following prior notice thereof to and coordination by the Investor with the Company), the Company shall, upon request by the Investor, immediately take all such actions as are necessary or appropriate to cause the removal of such legend, including, without limitation, instructing the Company’s transfer agents to so remove the legend. If the Investor sells or transfers Registrable Securities either (x) pursuant to Rule 144 or (y) pursuant to a registration statement, and in each case shall have delivered to the Company’s transfer agent (with a copy of all documents being delivered to the Company no later than the time of delivery to the Company’s transfer agent) the certificate representing Registrable Securities containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Securities delivery being the “Securities Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Registrable Securities that is free from all restrictive or other legends by the third trading day following the Securities Delivery Date and (2) following such third Trading Day after the Securities Delivery Date and prior to the time such Registrable Securities are received free from restrictive legends, the Investor, or any third party on behalf of the Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Registrable Securities (a “Buy-In”), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

(l)                 The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities (or FINRA) as may be necessary to consummate the disposition of such Registrable Securities.

(m)             The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(n)               Within two (2) business days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(o)               The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

(p)               The Company shall not grant registration rights (other than piggy-back registration rights) to any other party until the Registrable Securities owned by the Investors have been included within an effective registration statement. Any piggy-back registration rights granted after the date of this Agreement will be expressly stated to be subordinate to the registration rights granted herein. This Section does not prohibit or impose any restrictions on the ability of the Company to register its securities on a Form S-8 registration statement or any successor form thereto.

4.                  OBLIGATIONS OF THE INVESTORS.

Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended certificates for shares of Common Stock to a transferee of an Investor in accordance with the terms of the Subscription Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Investor has not yet settled.

5.                  EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers, legal and accounting fees shall be paid by the Company. The Company’s obligation to bear expenses described in this Section 5 does not include any expenses that any Investor may incur in connection with any inspection contemplated in Section 3(i), any legal, accounting or other advisors retained by the Investors (or any of them) to assist the Investor in the registration process, or any sales commissions, fees, or any other charge or expense incurred by the Investor.

6.                  INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

(a)                To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Investors and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 hereof.

(b)               In connection with a Registration Statement, each Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, employees, representatives, or agents and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation (including, without limitation, any failure by the Investor to sell securities in accordance with the plan of distribution included in the Registration Statement or otherwise not in compliance with federal and applicable state law), in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to each Investor prior to such Investor’s use of the prospectus to which the Claim relates.

(c)                Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d)               The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)                The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.                  CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.                  REPORTS UNDER THE EXCHANGE ACT.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”) the Company agrees to use its commercially reasonable efforts:

(a)                make and keep public information available, as those terms are understood and defined in Rule 144;

(b)               file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 4(c) of the Subscription Agreement) and the filing of such reports and other documents as are required by the applicable provisions of Rule 144; and

(c)                furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.                  AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to fewer than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

10.              MISCELLANEOUS.

(a)                A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities or owns the right to receive the Registrable Securities. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)               Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Enservco Corporation
501 South Cherry Street, Suite 320
Denver, CO 80246
Attn: President
Tel: 866-998-8731
Fax: 720-974-3417

With Copy to:	Burns, Figa & Will, P.C.
6400 South Fiddler’s Green Circle – Suite 1000
Greenwood Village, CO 80111
Attention: Herrick K. Lidstone, Jr., Esq.
Telephone: (303) 796-2626
Facsimile: (303) 796-2777

If to an Investor, to its address and facsimile number on the Schedule of Investors attached hereto, with copies to such Investor’s representatives as set forth on the Schedule of Investors or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c)                Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)               Dispute Resolution.

(i)                 Mediation Followed by Binding Arbitration. The parties agree to resolve “Disputes” (as defined below) by submitting the Dispute to mediation in the State of New York, and if the Dispute is not resolved through mediation, then it shall be submitted for final and binding arbitration under the American Arbitration Association, the site of which arbitration shall be New York, NY. Any party to this Agreement may commence mediation by providing to the other parties a written request for mediation, setting forth the subject of the Dispute and the relief requested. The parties will cooperate with one another in selecting a mediator and in scheduling the mediation proceedings promptly, not later than 20 days after such request for mediation. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct, and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts, and attorneys, and by the mediator, are confidential, privileged, and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Any party may initiate arbitration with respect to the Disputes submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the parties so desire. Unless otherwise agreed by the parties, any arbitration initiated under this Clause shall be conducted by a single arbitrator. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator in the case. The provisions of this Clause may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees, and expenses, including attorney fees, to be paid by the party against whom enforcement is ordered.

(ii)               For the purposes of the preceding paragraph, the term “Dispute” means all claims, disputes, or other controversies arising out of, or relating to, this Agreement, and any other claims, disputes, or controversies arising out of or relating to the management or operations under this Agreement or the obligations of either of the parties as described herein (hereinafter collectively referred to as a “Dispute”).

(iii)             This Agreement is made under, shall be construed in accordance with, and shall be governed by the laws of the State of New York without regard to conflicts of laws principles.

(e)                This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(f)                This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto, and the Investor shall be permitted to assign all or any portion of its rights hereunder in connection with its transfer of any portion of its Registrable Securities provided such transfer is in accordance with the federal and applicable state securities laws, compliance with which must be established to the reasonable satisfaction of the Company.

(g)               The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)               This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(i)                 Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)                 The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(k)               This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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IN WITNESS WHEREOF, the parties have caused this Investor Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:
ENSERVCO CORPORATION

By: _________________________________________
Name: Rick D. Kasch
Title: President

SCHEDULE I

SCHEDULE OF INVESTORS

Name	Number of Shares/Warrants	Address/Facsimile Number of Investors

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

Attention:

Re:	ENSERVCO CORPORATION
SEC file no. 333-
Registration Statement on Form S-1

Ladies and Gentlemen:

As you know, on ____________ ____, the Company filed a Registration Statement on Form ________ (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange SEC (the “SEC”) relating to Registrable Securities which names each of the Investors as a selling stockholder there under.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised our counsel by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

Very truly yours,

Enservco Corporation

By:_________________________________________________
Rick D. Kasch, President

cc: [LIST NAMES OF Investors]